EXHIBIT 4.9

                                VOTING AGREEMENT

                  VOTING  AGREEMENT,   dated  as  of  December  ___,  2003  (the
"Agreement"), between GoAmerica, Inc., a Delaware corporation (the "Company"), and [ ] (the "Stockholder").

                               W I T N E S S E T H

                  WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company and the Investors (as defined therein) are entering into a Purchase Agreement, dated as of the date hereof (as such agreement may hereafter be amended from time to time, the "Purchase Agreement"), which provides for, among other things, upon the terms and subject to the conditions set forth therein, the sale of $14,500,000 of shares of common stock of the Company, $0.01 par value (the "Common Stock"); and

                  WHEREAS, pursuant to the terms of the Purchase Agreement, the Company has agreed to call a special meeting of its stockholders (the "Meeting"); and

                  WHEREAS, as of the date hereof, the Stockholder owns beneficially the number of shares of Common Stock set forth opposite the Stockholder's name on Schedule I hereto (all such shares so owned and which may hereafter be acquired by such Stockholder prior to the termination of this Agreement, whether upon the exercise of options, conversion of convertible securities, exercise of warrants or by means of purchase, dividend, distribution or otherwise, being referred to herein as the "Shares"); and

                  WHEREAS, the Stockholder desires, in accordance with the terms hereof, to vote in favor of the proposals to be set forth in the Company's proxy statement to be filed by the Company in connection with the Purchase Agreement and the transactions contemplated thereby (the "Proposals"); and

                  WHEREAS, as a condition to the Investors' willingness to enter into the Purchase Agreement, the Investors have requested that the Stockholder enter into this Agreement; and

                  WHEREAS, in order to induce the Investors to enter into the Purchase Agreement, the Stockholder is willing to enter into this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and the Stockholder hereby agree as follows:


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                                   ARTICLE I.

                       TRANSFER AND VOTING OF SHARES; AND
                       OTHER COVENANTS OF THE STOCKHOLDER

                  SECTION 1.1. Voting of Shares. From the date hereof until termination of this Agreement pursuant to Section 4.2 hereof (the "Term"), at the Meeting or at any meeting of the stockholders of the Company, however called and at any adjournment or postponement thereof, and in any action by consent of the stockholders of the Company in which there shall be a vote on the Proposals, the Stockholder shall (A) appear at such meeting or otherwise cause his Shares to be counted as present thereat for purposes of establishing a quorum and (B) vote (or cause to be voted) his Shares in favor of (i) the Proposals and (ii) such other matters as may be necessary or advisable to consummate the transactions contemplated by the Purchase Agreement.

                  SECTION 1.2. No Inconsistent Arrangements. Except as contemplated by this Agreement, the Stockholder shall not during the Term (i) transfer, or consent to any transfer of, any or all of the Stockholder's Shares or any interest therein, or create or permit to exist any lien or other encumbrance on such Shares, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Shares or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to such Shares, (iv) deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares, or (v) take any other action that would in any way restrict, limit or interfere with the performance of his obligations hereunder or the transactions contemplated hereby or by the Purchase Agreement; provided, however, the Stockholder shall be permitted to transfer any or all of such Shares to his Affiliates (as defined in the Purchase Agreement), provided that such Affiliates agreed to be bound by the terms of this Agreement and that the Stockholder shall be jointly and severally liable for any breach of the terms of this Agreement by such Affiliate.

                  SECTION 1.3. Proxy; Reliance. The Stockholder hereby revokes any and all prior proxies or powers of attorney in respect of any of the Stockholder's Shares and constitutes and appoints the Company, or any nominee of the Company, with full power of substitution and resubstitution, at any time during the Term, as his true and lawful attorney and proxy (his "Proxy"), for and in his name, place and stead, to vote each of such Shares as his Proxy in favor of the matters set forth in Section 1.1, at every annual, special, adjourned or postponed meeting of the stockholders of the Company, including the right to sign his name (as stockholder) to any consent, certificate or other document relating to the Company that the General Corporation Law of the State of Delaware (the "DGCL") may permit or require as provided in Section 1.1. The Stockholder hereby affirms that such Proxy is coupled with an interest and is executed and intended to be irrevocable in accordance with the provisions of
Section 212(e) of the DGCL.

                  THE FOREGOING PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE DURING THE TERM AND COUPLED WITH AN INTEREST THROUGHOUT THE TERM.

                  SECTION 1.4. Stop Transfer. The Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Stockholder's


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Shares, unless such transfer is made in compliance with this Agreement.

                  SECTION 1.5. Additional Shares. The Stockholder hereby agrees, while this Agreement is in effect, to promptly notify the Company of the number of any new Shares acquired (whether upon the exercise of options, conversion of convertible securities, exercise of warrants or by means of purchase, dividend, distribution or otherwise) by such Stockholder, if any, after the date hereof.

                  SECTION 1.6. Disclosure. The Stockholder hereby authorizes the Company to publish and disclose in its proxy statement (including all other documents and schedules filed with the Securities and Exchange Commission), his identity and ownership of the Shares and the nature of his commitments, arrangements and understandings under this Agreement.

                  SECTION 1.7. Fiduciary Duties. The Stockholder is signing this Agreement solely in such Stockholder's capacity as an owner of his respective Shares, and nothing herein shall prohibit, prevent or preclude such Stockholder from taking or not taking any action in his capacity as an officer or director of the Company.

                  SECTION 1.8. Exemptions. The parties hereto acknowledge and agree that: (i) to the extent the Stockholder has executed and is participating in a Rule 10b5-1 Sales Plan (the "Plan") as of the date hereof, the Stockholder may sell and transfer his Shares pursuant to the terms of the Plan as such terms existed as of the date hereof; and (ii) only after the record date set for the Meeting, the Stockholder may transfer his Shares pursuant to a bona fide charitable arrangement in such a manner as the Stockholder deems appropriate in his sole discretion.

                                  ARTICLE II.

                REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

                  The Stockholder hereby represents and warrants to the Company as follows:

                  SECTION 2.1. Due Authorization, etc. The Stockholder has the legal capacity and all requisite power and authority to execute, deliver and perform this Agreement, to appoint the Company as his Proxy and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by or on behalf of the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for such remedy may be brought.

                  SECTION 2.2. Required Filings and Consents. The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority (other than any necessary filing under the Securities Exchange Act of 1934, as amended), domestic or foreign, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such


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filings or  notifications,  would not  prevent or delay the  performance  by the
Stockholder of the Stockholder's obligations under this Agreement.

                  SECTION 2.3. Ownership of Shares. The Stockholder is the record and beneficial owner of the Shares set forth opposite his name on
Schedule I hereto and has good and marketable title to such Shares, free and clear of any claims, liens, encumbrances and security interests whatsoever. On the date hereof, such Shares constitute all of the Shares owned of record or beneficially by such Stockholder. The Stockholder has sole voting power, without restrictions, with respect to all of the Shares.

                                  ARTICLE III.

                        REPRESENTATIONS AND WARRANTIES OF
                                   THE COMPANY

                  The Company hereby represents and warrants to the Stockholder as follows:

                  SECTION 3.1. Due Organization, Authorization, etc. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for such remedy may be brought.

                                  ARTICLE IV.

                                  MISCELLANEOUS

                  SECTION 4.1. Definitions. Terms used but not otherwise defined in this Agreement have the meanings ascribed to such terms in the Purchase Agreement.

                  SECTION 4.2. Termination. This Agreement shall terminate and be of no further force and effect (i) by the written mutual consent of the parties hereto, (ii) automatically and without any required action of the parties hereto immediately upon consummation of the Closing (as set forth in the Purchase Agreement), or (iii) automatically and without any required action of the parties hereto upon termination of the Purchase Agreement in accordance with its terms. No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination.

                  SECTION 4.3. Further Assurance. From time to time, at another party's request and without consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be


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necessary to  consummate  and make  effective,  in the most  expeditious  manner practicable, the transactions contemplated by this Agreement.

                  SECTION 4.4. No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, or any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                  SECTION 4.5. Specific Performance. The Stockholder acknowledges that if the Stockholder fails to perform any of its obligations under this Agreement, immediate and irreparable harm or injury would be caused to the Company for which money damages would not be an adequate remedy. In such event, the Stockholder agrees that the Company shall have the right, in addition to any other rights it may have, to specific performance of this Agreement.
Accordingly, should the Company institute an action or proceeding seeking specific enforcement of the provisions hereof, the Stockholder hereby waives the claim or defense that the Company has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists.

                  SECTION 4.6. Notice. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (i) as of the date delivered or sent by facsimile if delivered personally or by facsimile, (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide delivery courier service and (iii) on the third business day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

                  (a) If to the Company:

                           GoAmerica, Inc.
                           433 Hackensack Avenue
                           3rd Floor
                           Hackensack, NJ 07601
                           Attn:  President
                           Fax:  (201) 996-1772

                  (b) If to the Stockholder, at the address set forth below the Stockholder's name on Schedule I hereto.

                  SECTION 4.7. Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company, including, without limitation, the fees, costs and expenses incurred by the Stockholder.

                  SECTION  4.8.   Headings.   The  headings  contained  in  this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


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                  SECTION 4.9.  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

                  SECTION 4.10. Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, and this Agreement is not intended to confer upon any other person any rights or remedies hereunder.

                  SECTION 4.11. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise.

                  SECTION 4.12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State.

                  SECTION 4.13. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of the Company and the Stockholder and approved in writing by the Required Investors (as defined in the Purchase Agreement).

                  SECTION 4.14. Waiver. Any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other parties hereto with any of their agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                  SECTION 4.15. Descriptive Headings; Interpretation. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  SECTION 4.16. Counterparts. This Agreement may be executed (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

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                  IN WITNESS  WHEREOF,  the  Company  and the  Stockholder  have caused this Agreement to be executed as of the date first written above.

                                                     GOAMERICA, INC.



                                    By:
                                       -----------------------------
                                       Name:
                                       Title:

                                    STOCKHOLDER:


                                    Name:

                                   SCHEDULE I



                                                              Number of Shares
Name and Address of Stockholder                               Beneficially Owned